Exhibit 3.10

FILED
In the Office of the
Secretary of State of Texas
JUL 06 1993
Corporations Section
ACTION DISPOSAL, INC.
ARTICLES OF INCORPORATION
ARTICLE I.
     The name of the corporation is ACTION DISPOSAL, INC. The mailing address of the corporation is: Rt. 1, Box 174J, Manor, Texas 78653.
ARTICLE II.
     The period of its duration is perpetual.
ARTICLE III.
     The purpose for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under TBCA.
ARTICLE IV.
     The aggregate number of shares which the corporation shall have authority to issue is 25,000 with no par value.
ARTICLE V.
     The corporation will not commence business until it has received consideration of the value of $1,000.00 consisting of money, labor done, or property actually received, for the issuance of its shares.
ARTICLE VI.
     The street address of its initial registered office is: Rt. 1, Box 174J, Manor, Texas 78653, and the name of its initial registered agent at this address is DALE CLAWSON.
ARTICLE VII.
     The number of initial directors is four (4). The names and addresses of the directors are:
DALE CLAWSON
Rt. 1, Box 174J
Manor, Texas 78653
ALICE CLAWSON
Rt. 1, Box 174J
Manor, Texas 78653
RUSSELL CLAWSON
Rt. 1, Box 174J
Manor, Texas 78653

REX CLAWSON
Rt. 1, Box 174J1
Manor, Texas 78653
ARTICLE VIII.
     The name and address of the incorporator is:
DALE CLAWSON
Rt. 1, Box 174J
Manor, Texas 78653
ARTICLE IX.
     At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected for whose election he or she has a right to vote. It is expressly prohibited for any shareholder to cumulate his or her votes in any election of directors.

/s/ DALE CLAWSON
DALE CLAWSON
Incorporator

STATE OF TEXAS	*
*
COUNTY OF TRAVIS	*
     This instrument was acknowledged before me on the 1st day of July, 1993, by DALE CLAWSON as Incorporator, on behalf of ACTION DISPOSAL, INC.

/s/ Lyne Montgomery
Notary Public , State of Texas